UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2014

SMSA Gainesville Acquisition Corp.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-53803

Nevada	27-0984261
(State of incorporation)	(IRS Employer ID Number)

610 Coit Road, Suite 170, Dallas, Texas 75075
(Address of principal executive offices)

(469) 606-4520
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Current Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Current Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based on our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing on acceptable terms, limitations on our ability to begin revenue-generating operations and implement our business plan, dependence on third-party payors, the effects of changing economic conditions, the loss of members of our management team or other key personnel, changes in governmental laws and regulations and related compliance costs, and costs and other effects of legal and administrative proceedings, settlements, investigations and claims, which may not be covered by insurance. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Report appears in the section captioned “Risk Factors” and elsewhere in this Current Report.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Current Report to reflect any new information or future events or circumstances or otherwise.

Readers should read this Current Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Current Report, and other documents which we may file from time to time with the SEC.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of SMSA Gainesville Acquisition Corp. and its consolidated subsidiaries.

In addition, unless the context otherwise requires and for the purposes of this Report only:

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•	“Preferred Rx” or “PRX” refers to Preferred Rx, LLC, a Texas Limited Liability Company
•	“SMSA Gainesville Acquisition Corp.”, the “Company” or “SMSA” refers to SMSA Gainesville Acquisition Corp., a Nevada corporation,
•	“SEC” refers to the Securities and Exchange Commission; and
•	“Securities Act” refers to the Securities Act of 1933, as amended.

EXPLANATORY NOTE

On September 30, 2014 (the “Closing Date”), the Company closed a transaction (the “Share Purchase”), pursuant to which SMSA acquired 100% of the issued and outstanding equity securities of Preferred Rx, LLC (“Preferred Rx”) in exchange for cash and contingent consideration.

The Share Purchase was accounted for as a business combination, wherein the Company is considered the acquirer for accounting and financial reporting purposes. The statement of operations included in this Current Report reflects the activities of Preferred Rx for the fiscal years ending December 31, 2013 and 2012, and the six month periods ended June 30, 2014 and 2013. Upon consummation of the Share Purchase, Preferred Rx became a 100% wholly-owned subsidiary of SMSA. Preferred Rx is deemed the predecessor to SMSA.

As a result of this acquisition, the Company is now a holding company which operates through its subsidiary, Preferred Rx. Preferred Rx has historically been a closed door pharmaceutical company focused on providing pharmacy services to medical facilities and patients of such facilities, particularly with respect to coordinating the delivery of prescriptions to nursing homes and long-term care facilities.

To the extent the Company is considered to be a shell company immediately before the Share Purchase, we are providing the information we would be required to disclose on Form 10 under the Securities Exchange Act of 1934 as if we were to file such form. Please note the information provided relates to the combined Company after the acquisition of Preferred Rx, except that information relating to periods prior to the date of the Share Purchase relates only to Preferred Rx unless otherwise specifically indicated. Preferred Rx is deemed the predecessor to SMSA and therefore, its historical results are disclosed in this 8-K.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

This Current Report responds to the following items on Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities
Item 5.05	Amendments to the Registrant’s Code of Ethics, Waiver of the Code of Ethics
Item 5.06	Change in Shell Company Status
Item 9.01	Financial Statements and Exhibits

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 2.01 under the caption “Purchase and Sale Agreement” is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 30, 2014, the Company entered into and closed the transactions contemplated by the Purchase and Sale Agreement (the “Purchase Agreement”) with Preferred Rx, LLC, a Texas limited liability company, and JAS Pharmacy, Inc., Reginald Germain, Gary Foster, Mike Jackson, Judy Jackson, Bruce McAnally, Kayla Nicolau, Shayla Venkatesh and Sonya Russell (the “Equity Holders”). Pursuant to the terms of the Purchase Agreement, the Company acquired 100% of the issued and outstanding limited liability company membership interests of Preferred Rx from the Equity Holders in exchange for cash and contingent consideration (the “Share Purchase”). As a result of the Share Purchase, Preferred Rx became a wholly-owned subsidiary of the Company.

The Purchase Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties will be subject to customary indemnification provisions.

As consideration for the limited liability company membership interests of Preferred Rx, the Equity Holders will receive earn-out payments in the form of 100% of Preferred Rx’s actual EBITDA and EBITDA from any new customer or contract obtained by the Equity Holders associated with the call center operations of Preferred Rx for thirteen (13) months after the Closing Date (each such payment, an “Earn-out Payment”), net of cash previously paid. Each Earn-out Payment will be payable in arrears on the 20th day after the close of each calendar quarter. The minimum cumulative Earn-out Payments is equal to $200,000. “EBITDA” means the Company’s earnings before interest, taxes, depreciation and amortization. The first Earn-out Payment made to the Equity Holders shall be reduced by $15,000, the amount of cash paid by the Company at Closing, including all applicable broker fees. The Company will not pay earn-out payments on any business or EBITDA originated by the Company.

The Company will also pay the Equity Holders $213,000 for all of Preferred Rx’s current assets less current liabilities (excluding a $100,000 accrued liability) that existed as of the Closing Date (“Net Working Capital”). The Net Working Capital will be paid to each Equity Holder in an amount equal to the percentage of each Equity Holder’s pro rata share of the Company’s Net Working Capital in two equal installments on October 20, 2014 and November 20, 2014.

DESCRIPTION OF BUSINESS

Company Overview

The Company was organized on September 9, 2009, as a Nevada corporation. On December 19, 2013, Titan Partners, LLC entered into a stock purchase agreement with former shareholders of the Company for the sale and purchase of 9,892,956 shares, or 98.92% of the then issued and outstanding common stock of the Company. After the completion of our forward stock split (see “Recent Significant Events – Forward Stock Split”) Titan Partners, LLC owned 132,501,306 shares of our common stock.

Our authorized capital stock consists of 250,000,000 shares of common stock, $0.001 par value and 10,000,000 shares of preferred stock, $0.001 par value. As of October 3, 2014, 154,103,823 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Prior to the acquisition of Preferred Rx on September 30, 2014, we were considered to be a shell company under the applicable rules of the Exchange Act. As a result of the acquisition of Preferred Rx, which was accounted for as a business combination effected by a share purchase, we ceased to be a shell company. The information contained in this Current Report constitutes the “Form 10 Information” required by Item 2.01 of Form 8-K.

Our current business plan is to acquire, develop, and operate pharmacies in various states across the United States, including, but not limited to Texas, Arizona, Maryland, New York, New Jersey, Connecticut, Massachusetts, District of Columbia, Virginia, Ohio, Illinois and Georgia. The acquisition of Preferred Rx is the first acquisition we effected pursuant to this business plan. Any pharmacy we acquire will most likely not continue to operate as it did prior to the acquisition by the Company. It is our intention such pharmacies will fill prescriptions primarily for non-sterile compounding medications. Compounding medications are “made from scratch” – individual ingredients are mixed together to create individual formulations targeting specific conditions. For example, we expect to compound transdermal pain creams, wound creams, burn creams, and migraine masks, using FDA-approved ingredients. We anticipate our owned and operated pharmacies will only fill individual patient prescriptions.

Once we begin to generate revenue by filling prescriptions, our plan is to retain the maximum amount of our earnings until we have at least $100 million in undepreciated net tangible assets. Retention of earnings is necessary to satisfy certain state-specific valuation thresholds that enable physicians to invest in public companies to which they refer patients. Notwithstanding the foregoing, the pharmacies owned and operated by us will not fill prescriptions referred by physician-shareholders unless such physician referral is permitted under applicable state and federal law. We do not intend to accept or fill prescriptions for any federally-funded beneficiaries until we have achieved (i) at least $50 million in undepreciated net tangible assets and (ii) shareholder equity exceeding $75 million. Our business plan also includes building a network of physicians, other providers, and distributors that can collaborate in the delivery of quality healthcare.

Preferred Rx’s historical business is to provide pharmacy services to medical facilities and patients of the facilities, primarily the coordination of delivery of prescriptions to the facilities when their normal pharmacy is unavailable, such as nights, weekends and holidays. Preferred Rx also provides on-call and call center solutions, including remote order entry and verification services. Preferred Rx has pharmacy licenses in 39 states and its operations are conducted from its Arlington, Texas facility.

We believe that the compounding pharmacy will play a substantial role in prescription drug abuse prevention by offering alternatives to oral medicines. We expect to expand our “prevention platform” to include other services and products that play a role in the prevention of prescription drug abuse. Specifically, these services could include pharmacy tracking softwares, toxicology laboratories, and pharmacogenomic testing. In the future, we anticipate entering additional business segments of predictive healthcare related services such as nutraceuticals, cosmeceuticals, pathology laboratories, risk factor testing, surgical hardware, biologics, and other lines devoted to the improvement of patient care.

Historical Background

The Company was organized on September 9, 2009 as a Nevada corporation to effect the reincorporation of Senior Management Services of Gainesville, Inc., a Texas corporation (the “Predecessor”), mandated by the plan of reorganization for the Predecessor as confirmed by the U. S. Bankruptcy Court for the Northern District of Texas, Dallas Division, on August 1, 2007. Since our organization, we have not conducted any operations.

On August 4, 2010, the Company entered into a stock purchase agreement with Paul Interrante pursuant to which Mr. Interrante was issued 9,500,000 shares of our common stock for approximately $9,500 cash, or $0.001 per share. As a result of this transaction, the bankruptcy court concluded that the Predecessor had satisfied the requirements of its plan of reorganization. Thereafter, we filed a certificate of compliance with the bankruptcy court, confirming our view that the requirements of the Predecessor’s plan of reorganization had been met. This action resulted in the granting of a final discharge by the bankruptcy court.

On December 19, 2013, Mr. Interrante, and Halter Financial Investments, L.P. (“HFI,” together with Mr. Interrante, the “Sellers”) entered into a stock purchase agreement with Titan Partners, LLC for the sale and purchase of 9,892,956 shares of common stock of the Company. At the time of transfer, these shares represented approximately 98.92% of the Company’s issued and outstanding common stock.

In connection with this sale, Mr. Interrante resigned as a director of the Company and as our President, Chief Financial Officer, Treasurer and Secretary. Simultaneously with the effective date of Mr. Interrante’s resignation as a director of the Company, Kamran Nezami was appointed as the sole director of the Company and Chairman of the Board of Directors. Mr. Nezami continues to serve on our Board of Directors with Mr. James York.

Recent Significant Events

Private Placement

On March 10, 2014, we commenced a private placement of our common stock pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, soley to accredited investors who have an interest in or an understanding of the pharmacy industry (the “Private Placement”). Through October 3, 2014 we have sold an aggregate of 20,168,716 shares of common stock for proceeds of $1,008,484. As of October 3, 2014, the additional shares sold in the Private Placement represent approximately 13.1% of our issued and outstanding shares of common stock.

Forward Stock-Split

On June 27, 2014, our Board of Directors declared a stock dividend on the issued and outstanding shares of common stock of the Company to effect a 13.3935-to-1 forward stock split. The additional shares issued as a result of this stock split were distributed on July 7, 2014 to shareholders of record as of the close of business on June 23, 2014. As a result, immediately following this distribution, our post-split issued and outstanding shares of common stock were 141,960,131 shares. The impact of the forward stock-split has been reflected retrospectively in all periods and notes in this filing.

Change in Executive Officers

As previously disclosed, we have recently engaged a new executive officer group. On June 19, 2014, Chuck Talley was appointed as our Chief Financial Officer, Secretary, and Treasurer and on July 9, 2014, James York was appointed as a member of our Board of Directors and as our President and Chief Executive Officer. Information on the change in certain executive officers is incorporated by reference to our Form 8-K filed with the SEC on June 23, 2014 and July 14, 2014.

Engaged New Registered Independent Accounting Firm

On June, 19, 2014, our Board of Directors engaged BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Information on the engagement of the new accounting firm is incorporated by reference to our Form 8-K filed with the SEC on June 23, 2014.

Name Change to “Titanium Healthcare”

On August 4, 2014, our Board of Directors adopted resolutions approving a certificate of amendment to our Articles of Incorporation to change our corporate name to “Titanium Healthcare.” This action was approved by the written consent of Titan Partners, LLC, which held 91.98% of the shares entitled to vote on the matter at the time of the consent. We filed a definitive information statement with the SEC on August 20, 2014 disclosing the actions being taken to amend our Articles of Incorporation to change our name. We intend to file the certificate of amendment with the Nevada Secretary of State promptly following the expiration of the 20-day period mandated by Regulation 14C of the Exchange Act and the provisions of the Nevada Revised Statutes. The certificate of amendment will become effective upon such filing. Following such filing, our corporate name will be “Titanium Healthcare.”

Change in Shell Company Status

On September 30, 2014, upon closing the Purchase Agreement, we changed to an active business from a shell company. In connection with this change we have increased the valuation of our common stock.

Description of Business

Our current business plan is to acquire, develop, and operate pharmacies in various states across the United States, including, but not limited to Texas, Arizona, Maryland, New York, New Jersey, Connecticut, Massachusetts, District of Columbia, Virginia, Ohio, Illinois and Georgia. The acquisition of Preferred Rx is the first acquisition we effected pursuant to this business plan. Any pharmacy we acquire will most likely not continue to operate as it did prior to the acquisition by the Company. It is our intention such pharmacies will fill prescriptions primarily for non-sterile compounding medications. Compounding medications are “made from scratch” – individual ingredients are mixed together to create individual formulations targeting specific conditions. For example, we expect to compound transdermal pain creams, wound creams, burn creams, and migraine masks, using FDA-approved ingredients. Each of these compounded formulations include medications with alternative dosage strengths or unique dosage forms (such as topical creams or gels, suspensions or solutions with more tolerable drug delivery vehicles). We anticipate our owned and operated pharmacies will only fill individual patient prescriptions.

Once we begin generating revenue by filling prescriptions, our plan is to retain the maximum amount of our earnings until we have at least $100 million in undepreciated net tangible assets. Retention of earnings is necessary to satisfy certain state-specific valuation thresholds that enable physicians to invest in public companies to which they refer patients. Notwithstanding the foregoing, the pharmacies owned and operated by us will not fill prescriptions referred by physician-shareholders unless such physician referral is permitted under applicable state and federal law. We do not intend to accept or fill prescriptions for any federally-funded beneficiaries until we have achieved (i) at least $50 million in undepreciated net tangible assets and (ii) shareholder equity exceeding $75 million. Our business plan also includes building a network of physicians, other providers, and distributors that can collaborate in the delivery of quality healthcare.

We believe that the compounding pharmacy will play a substantial role in prescription drug abuse prevention by offering alternatives to oral medicines. We expect to expand our “prevention platform” to include other services and products that play a role in the prevention of prescription drug abuse. Specifically, these services could include pharmacy tracking softwares, toxicology laboratories, and pharmacogenomic testing. In the future, we anticipate entering additional business segments of predictive healthcare related services such as nutraceuticals, cosmeceuticals, pathology laboratories, risk factor testing, surgical hardware, biologics, and other lines devoted to the improvement of patient care.

The compounding pharmacy business is highly competitive. There are numerous compounding pharmacies in the United States that we will compete against. Some of these are small pharmacies owned by one or two individuals, others are larger privately-held companies (such as Bellevue Pharmacy) and others are owned by public companies such as CVS and Walgreens. Such companies may continue to engage in certain activities competitive with us and many of these competitors may have greater financial, marketing and technological resources. In addition, other companies may enter into the business and become increasingly competitive as there are no meaningful barriers to entry other than regulatory considerations. We believe the primary competitive factors in the industry include the ability to contract with managed care companies to ensure our pharmacies are an option to patients in need of compounded medications, the ability to negotiate discounts on compound ingredients with drug manufacturers, the ability to navigate the complexities of governmental reimbursed business and other healthcare regulations, the ability to manage cost and quality of compounded drugs, the ability to obtain one or more pharmacy licenses, the ability to retain qualified pharmacy staff, and the level of service we provide.

For the fiscal years ended December 31, 2013 and 2012, a single customer of Preferred Rx accounted for approximately 93% of Preferred Rx’s revenue. This customer has historically utilized Preferred Rx’s on-call and call center solutions, including remote order entry and verification services. As a result of our intent to focus on the pharmacy operations business, we do not expect this concentration to continue at Preferred Rx’s historical levels.

Political, economic, and regulatory influences are subjecting physicians and other providers in the health care industry in the United States to fundamental changes. We anticipate Congress and state legislatures will continue to review and assess alternative health care delivery and payment systems. Potential approaches that have been considered include mandated basic health care benefits, controls on health care spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, the creation of large insurance purchasing groups, pay for performance systems, and other fundamental changes to the health care delivery system. Private sector providers and payors have embraced certain elements of reform, resulting in increased consolidation of health care providers and payors as those providers and payors seek to form alliances in order to provide cost-effective, quality care. Legislative debate is expected to continue in the future, and the Company cannot predict what impact the adoption of any federal or state health care reform measures or future private sector reform may have on its business.

Regulatory Considerations

Our pharmacy operations will require licensing, permits, and accreditation from various federal and state agencies as a condition to beginning operations including, but not limited to, licensure by state pharmacy boards. The process will include certain license applications or the acquisition of pharmacy operations with the appropriate licenses, permits and accreditations. Our growth, development and operations could be adversely affected if we are unable to obtain the necessary approvals, if changes in standards applicable to such approvals occur, or if obtaining required approvals result in significant delays and expenses. There is no assurance that the Company will be successful in obtaining such licenses and permits. Preferred Rx holds pharmacy licenses in 39 states.

In addition to required licenses and permits, our pharmacy operations are subject to a number of other federal and state statutes and regulations. The Drug Quality and Security Act was signed into law in 2013 and it addresses issues related to federal oversight of compounding pharmacies (which is voluntary and allows for registration as a regulated “outsourcing facility”) and the establishment of a national track-and-trace system, which is subject to future FDA rulemaking.

Anti-Kickback Laws

Subject to certain statutory and regulatory exceptions (including exceptions relating to certain managed care, discount, bona fide employment arrangements, group purchasing and personal services arrangements), the federal "anti-kickback" law prohibits the knowing and willful offer or payment of any remuneration to induce the referral of an individual or the purchase, lease or order (or the arranging for or recommending of the purchase, lease or order) of healthcare items or services paid for in whole or in part by Medicare, Medicaid or other government-funded healthcare programs. Violation of the federal anti-kickback statute could subject us to criminal and/or civil penalties including suspension or exclusion from Medicare and Medicaid programs and other government-funded healthcare programs. A number of states also have enacted anti-kickback laws that sometimes apply not only to state-sponsored healthcare programs but also to items or services that are paid for by private insurance and self-pay patients. State anti-kickback laws can vary considerably in their applicability and scope and sometimes have fewer statutory and regulatory exceptions than does the federal law.

The federal anti-kickback law has been interpreted broadly by courts, the Office of the Inspector General and other administrative bodies. Because of the broad scope of those statutes, federal regulations establish certain safe harbors from liability. Safe harbors exist for certain properly reported discounts received from vendors, certain investment interests held by a person or entity, certain properly disclosed payments made by vendors to group purchasing organizations, payments made for leases of space and equipment and payments for personal services as well as for other transactions or relationships. Nonetheless, a practice that does not fall within a safe harbor is not necessarily unlawful, but may be subject to scrutiny and challenge. In the absence of an applicable exception or safe harbor, a violation of the statute may occur even if only one purpose of a payment arrangement is to induce patient referrals or purchases.

Governmental entities have also investigated pharmacies and their dealings with pharmaceutical manufacturers concerning, among other things, retail distribution, sales and marketing practices and product conversion or product switching programs. Governmental entities have also investigated pharmacies with respect to their relationships with physicians and other referral sources. There can be no assurance that we will not receive subpoenas or be requested to produce documents in pending investigations or litigation from time to time. In addition, we may be the target or subject of one or more such investigations or named parties in corresponding actions.

We believe we are in compliance with the legal requirements imposed by the anti-kickback laws and regulations. However, there can be no assurance that we will not be subject to scrutiny or challenge under such laws or regulations, or that any such challenge would not have a material adverse effect on us.

The Stark Laws

The federal self-referral law, commonly known as the "Stark Law," prohibits physicians from referring Medicare patients for "designated health services" (which include, among other things, outpatient prescription drugs, durable medical equipment and supplies and home health services) to an entity with which the physician, or an immediate family member of the physician, has a direct or indirect financial relationship, unless the financial relationship is structured to meet an applicable exception. Possible penalties for violation of the Stark Law include denial of payment, refund of amounts collected in violation of the statute, civil monetary penalties and program exclusion. Our management carefully considers the Stark Law and its accompanying regulations in structuring our financial relationships with physicians and our intention is to structure our operations to be in compliance therewith.

State Self-Referral Laws

We are subject to state statutes and regulations that prohibit payments for the referral of patients and referrals by physicians to healthcare providers with whom the physicians have a financial relationship. Some state statutes and regulations apply to services reimbursed by governmental as well as private payors. Violation of these laws may result in prohibition of payment for services rendered, loss of pharmacy or health provider licenses, fines and criminal penalties. The laws and exceptions or safe harbors may vary from the federal Stark Law and vary significantly from state to state. Certain of these state statutes mirror the federal Stark Law while others may be more restrictive. The laws are often vague, and in many cases, have not been widely interpreted by courts or regulatory agencies; however, our intention is to structure our operations to be in compliance with such laws in the states we intend to operate.

Statutes Prohibiting False Claims and Fraudulent Billing Activities

A range of federal civil and criminal laws target false claims and fraudulent billing activities. One of the most significant is the federal False Claims Act, which imposes civil penalties for knowingly making or causing to be made false claims in order to secure a reimbursement from government-sponsored programs, such as Medicare and Medicaid. Investigations or actions commenced under the False Claims Act may be brought either by the government or by private individuals on behalf of the government, through a "whistleblower" or "qui tam" action. The False Claims Act authorizes the payment of a portion of any recovery to the individual bringing suit. Such actions are initially required to be filed under seal pending their review by the Department of Justice. If the government intervenes in the lawsuit and prevails, the whistleblower (or plaintiff filing the initial complaint) may share with the federal government in any settlement or judgment. If the government does not intervene in the lawsuit, the whistleblower plaintiff may pursue the action independently. The False Claims Act generally provides for the imposition of civil penalties and for treble damages, resulting in the possibility of substantial financial penalties for small billing errors that are replicated in a large number of claims, as each individual claim could be deemed to be a separate violation of the False Claims Act. Significantly, the Health Reform Law amended the False Claims Act to require that an overpayment must be reported and returned to the government within 60 days after an overpayment is identified. The failure to comply with this requirement now constitutes a violation of the federal False Claims Act. Some states also have enacted statutes similar to the False Claims Act which may include criminal penalties, substantial fines, and treble damages.

Confidentiality, Privacy and HIPAA

Most of our activities involve the receipt, use and disclosure of confidential medical, pharmacy or other health-related information concerning individual patients or members, including the disclosure of the confidential information to the individual's health benefit plan. In 1996, the U.S. Congress passed the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act (“HIPAA”) to give people greater control over the privacy of their medical information, to help them transfer health insurance between employers, and to lower the costs involved in transmitting this information. In 2009, the Health Information for Economic and Clinical Health Act (“HITECH”), which was enacted as a part of the economic stimulus legislation, modified certain provisions of HIPAA to strengthen its privacy and security provisions.

The federal privacy regulations under HIPAA (the “Privacy Regulations”) are designed to protect the medical information of a healthcare patient or health plan enrollee that could be used to identify the individual. We refer to this information as protected health information (“PHI”). Among numerous other requirements, the Privacy Regulations, as amended by HITECH: (i) limit certain uses and disclosures of PHI; (ii) limit most disclosures of PHI to the minimum necessary for the intended purpose; (iii) require patient authorization for certain uses and disclosures of PHI; (iv) guarantee patients the right to access their medical records and to know who else has accessed them; and (v) establish requirements for breach notification.

The Privacy Regulations apply to "covered entities," which include most healthcare providers and health plans. Under HITECH, some of the Privacy Regulations also apply to “business associates,” which are persons or entities that perform or assist in the performance of certain services or activities for or on behalf of a covered entity, if the performance of the services or activities involves the use or disclosure of a patient’s PHI. HIPAA requires that a covered entity and its business associates enter into written contracts whereby the business associate agrees to certain restrictions regarding its use and disclosure of PHI. We are also subject to the federal security regulations under HIPAA (the “Security Regulations”). The Security Regulations as amended by HITECH impose substantial requirements on covered entities and their business associates regarding the storage, utilization of, access to and transmission of electronic PHI.

The requirements imposed by the Privacy Regulations, and the Security Regulations are extensive and require substantial cost and effort to assess and implement. We intend to take all steps we believe are reasonably necessary to ensure our policies and procedures are in compliance with the Privacy Regulations and the Security Regulations.

In addition, most states have enacted privacy and security laws that protect identifiable patient information which is not health related. Which state's laws are implicated is generally based on the state of the patient's residence. In response to concerns about identity theft, many states adopted so-called “security breach” notification laws that impose an obligation to notify persons when their personal information (e.g., social security numbers and financial information) has or may have been accessed by an unauthorized person. Many of these laws apply to our business and will affect our burden and costs of privacy and security related regulatory compliance.

Intellectual Property and Research and Development

Our operations do not currently depend on any significant intellectual property and we do not engage in any significant research and development.

Employees

As of October 3, 2014, we had 67 full time employees, of which 13 are associated with our executive operations and 54 are associated with the Preferred Rx business we acquired.

RISK FACTORS

Investment in shares of Common Stock of the Company involves significant risks including, but not necessarily limited to, the risk factors described below. Prospective investors should consider carefully the following risk factors, together with the other information set forth in this disclosure prior to purchasing any of the shares offered herby. There can be no assurance that the financial condition of the Company will not be adversely affected in the future by one or more of such risk factors or that the income of the Company and/or utilization of the Company’s products and services will not decrease.

Risks Related to our Securities

A stockholder’s entire investment may be lost if the Company is unable to develop pharmacies or comply with state pharmacy board requirements.

We intend to acquire additional pharmacies and develop our pharmacy operations. There can be no assurance we will obtain the necessary licenses and/or certifications to operate such pharmacies. If we are unsuccessful in obtaining licensure and/or certification or is unable to develop additional pharmacies for any reason, then our stockholders could lose their entire investment. In addition, while we intend to operate in accordance with the rules promulgated by state pharmacy boards, any adverse action taken against us by state pharmacy boards may adversely impact our operations.

The issuance of additional shares of common stock will result in dilution to our stockholders.

In the event we issue additional shares of common stock, the ownership interest of existing stockholders will be diluted proportionately, which will have the effect of reducing the voting power and equity interests of existing stockholders.

There is and will be a limited market for the shares of our common stock.

There is a limited market for the shares of our common stock and it is not anticipated that any such market will develop in the short term. Investors may be required to hold their interests for an indefinite period of time. Even if our operations are successful, interests in the Company will likely be illiquid for the foreseeable future.

Because of the limited market for our common stock, our stock may be subject to significant price volatility when compared to seasoned issuers, and we expect our share price will be more volatile than a seasoned issuer for the indefinite future. As a consequence of the lack of liquidity in our shares, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The market price for our common stock may be particularly volatile given our status as a smaller reporting company with a relatively small and thinly traded “float.”

The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

If our common stock begins active trading, as long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities. The stock market in general and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance. Stockholders should be aware that, according to Securities and Exchange Commission (“SEC”) Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include 1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; 2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; 3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; 4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and 5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.

We may be unable to list our common stock on NASDAQ or on any securities exchange.

Although we may apply to list our common stock on a national securities exchange such as NASDAQ or the New York Stock Exchange in the future, we cannot assure you we will be able to meet the initial listing standards, including the minimum per share price and minimum capitalization requirements, or that we will be able to maintain a listing of our common stock on a national securities exchange or any other trading venue. Alternatively we may also seek to have our stock quoted on the OTC Bulletin Board or another over-the-counter quotation system. Under these alternatives, however, an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, rules promulgated by the SEC impose various practice requirements on broker-dealers who sell securities that fail to meet certain criteria set forth in those rules to persons other than established customers and accredited investors. Consequently, if our common stock begins trading, these rules may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. It would also make it more difficult for us to raise additional capital.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate significantly in response to various factors, many of which are beyond our control, including the following:

•	changes in the pharmacy and pharmaceutical industry and markets;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	new competitors in our market;
•	additions or departures of key personnel;
•	sales of our common stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any material strategic relationships;
•	industry or regulatory developments; or
•	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our historical financial results may not be indicative of future results as a result of the acquisition of Preferred Rx.

Prior to our acquisition of Preferred Rx, we were a shell company with no business operations. Our intent is to focus Preferred Rx on the compounding pharmacy business and integrate Preferred Rx’s business into our operations. Our historical financial results and those of Preferred Rx may provide only a limited basis for you to assess our business and these historical financial results may not be indicative of future financial results.

We will need additional capital to pursue future strategic plans, and the sale of additional shares or other equity securities would result in additional dilution to our stockholders.

We cannot be certain that our existing sources of cash will be adequate to meet our liquidity requirements. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain an additional credit facility. We cannot assure you that any additional equity sales or financing will be available in amounts or on terms acceptable to us, if at all. The sale of additional equity securities would result in additional dilution to our stockholders and, depending on the amount of securities sold, could result in a significant reduction of your percentage interest in us. The incurrence of additional indebtedness would result in increased debt service obligations and could result in additional operating and financing covenants that would further restrict our operations. If we are unable to secure sufficient sources of liquidity, we may be unable to continue our operations.

Our independent auditors have issued a report which raises the question about our ability to continue as a going concern. This report may impair our ability to raise additional financing and adversely affect the price of our common stock.

The report of our independent auditors contained in our financial statements for the year ended December 31, 2013 includes a statement describing the Company’s going concern status. This means substantial doubt about our ability to continue as a going concern existed as of the date of such report. Reports of independent auditors questioning a company’s ability to continue as a going concern are generally viewed unfavorably by analysts and investors. This qualification to our financial statements may make it difficult for us to raise debt or equity financing necessary to conduct our operations and if we are unable to continue as a going concern it is likely that holders of our common stock will lose all of their investment. This statement, however, does not take into account our recent acquisition of Preferred Rx or our ceasing to be a shell company.

We do not anticipate paying any dividends.

We presently do not anticipate we will pay any dividends on our common stock in the foreseeable future. The payment of dividends, if any, would be contingent on our revenues, earnings, capital requirements and general financial condition. We will pay dividends on our common stock only if and when declared by our board of directors. The ability of our board of directors to declare a dividend is subject to restrictions imposed by Nevada law.

Risks Related to our Business

We have limited experience operating compounding pharmacies and we may be unable to implement our business plan successfully or generate sufficient revenue to operate our business.

Prior to the consummation of the acquisition of Preferred Rx, we were a “shell” company with no or nominal operations. After the acquisition, our initial operations will be conducted through our wholly-owned subsidiary, Preferred Rx. However, except for certain employees of the Company, we have no experience operating pharmacies or commercializing pharmaceutical formulations through ownership of or licensing arrangements with compounding pharmacies. To the extent we pursue additional acquisitions, we will need to expand our operations and personnel in the pharmacy operations area, which we may be unable to do successfully. In addition to the other risks we identify elsewhere in these Risk Factors, we may experience unanticipated difficulties implementing this strategy, including difficulties that arise as a result of our lack of experience in this area. Even if we are successful, we may be unable to generate sufficient revenue to recover our costs.

No assurance of licensure.

Our pharmacy operations will require licensing, permits, and accreditation from various federal and state agencies as a condition to beginning its operations including, but not limited to, licensure by state pharmacy boards. The process will include certain license applications or the acquisition of pharmacy operations with the appropriate licenses, permits or accreditations. Our development and operations could be adversely affected by the failure or inability to obtain the necessary approvals, changes in standards applicable to such approvals, and possible delays and expenses associated with obtaining such approvals. There is no assurance that we will be successful in obtaining required licenses and permits.

No assurance of payment.

Our success will depend in part upon private and third-party sources of payment for the services we provide. The amount of payment that we receive for services may be adversely affected by market and cost factors as well as other factors over which we have no control and the cost containment and utilization decisions of third parties. Our revenue will be the result of the number and type of services and products we provide. In addition, our success will depend upon our ability to maintain contractual relationships with payors and to perform our operations in an efficient manner sufficient to realize operating profits. There can be no assurance that we will be able to do so.

The Company may incur losses and negative cash flow.

We may incur negative cash flow and there can be no assurance that we will eventually operate profitably.

The availability of additional working capital is uncertain.

We believe that the proceeds from ongoing equity investments will allow us to initiate our initial proposed business plan and to satisfy short-term expected cash requirements. However, our continued operations thereafter will be dependent on the availability of revenues for continued growth and earnings retention. In the event there is insufficient cash flow from operations, we may be required to obtain additional equity or debt financing. There can be no assurance that such financing will be available, or, if available, the financing will be on satisfactory terms. If financing is needed, but is not available, we may not be able to operate successfully and any investment made may be lost.

Reductions or changes in reimbursement from private payors could adversely affect the Company’s operating results.

Our operating results may be adversely affected by actions of third-party payors and reimbursement factors over which we have no control. Cost containment efforts by such payors may impact us. We cannot assure investors that payments by third-party payors will remain at levels comparable to present levels.

Contracts with third-party payors.

Our performance may be dependent upon our ability to negotiate profitable contracts with third party payors. There is no guarantee that we will be able to successfully negotiate those contracts. We may experience difficulty in establishing and maintaining relationships with third-party payors. Our inability to negotiate and maintain agreements on favorable terms with third-party payors could reduce our revenues and adversely affect its business.

The Company will depend on relationships with physicians.

Our success will depend partially on the efforts and success of physicians who write prescriptions for products offered by our pharmacies. There can be no assurance that physicians will write prescriptions for products offered by our pharmacies or that patients will chose to fill their prescriptions at our pharmacies. Insufficient business is likely to make it impossible for us to maintain our pharmacy operations and achieve our financial objectives.

The Company’s success will depend on its ability to obtain pharmaceutical ingredients from its vendors.

Our success will depend upon the efforts and success of its ability to obtain the necessary pharmaceutical ingredients from its vendors. There can be no assurance that we will be able to obtain or maintain contracts with such vendors, which could reduce our revenues and adversely affect our business.

The profitability of the Company may be affected by the highly competitive healthcare industry.

The health care industry in general, and the market for pharmacy services in particular, is highly competitive and we expect to encounter competition from other pharmacies. Regulatory and other changes affecting the health care industry expose us and other industry participants to the risk that they will lose competitive advantages. Many of our existing and potential competitors may have greater financial and other resources than we do and there can be no assurance that we will be able to compete successfully against those competitors.

Professional liability insurance premiums or claims may adversely affect the Company.

Professional liability insurance coverage could be a large external cost of the Company. Should we experience adverse risk management claims or should the market for professional liability insurance coverage dictate a large increase in rates, all or substantially all of our profits may be eliminated.

The Company’s liability insurance may not be sufficient to cover all potential liability.

Although we will attempt to obtain and maintain general and professional liability insurance, we may not be able to obtain coverage in amounts sufficient to cover all potential liability or at rates which are commercially acceptable. Since most insurance policies contain various exclusions, we may not be insured against all possible occurrences.

The Company could become involved in litigation.

Litigation could potentially be brought against us by various individuals or entities including, but not limited to federal, state, or local governments, potential competitors, or investors. A lawsuit could delay the commencement of or suspend our operations or the operations of a pharmacy indefinitely, regardless of the merits of the lawsuit. If such a lawsuit were successful, we could be permanently prevented from conducting operations.

The Company may be affected by operating risks beyond its control.

The costs of operating pharmacies may be affected by factors beyond our control including environmental problems, fire, strikes, energy shortages, inflation, adverse weather conditions (including tornadoes, hurricanes, hail, flooding, and other risks), and other unknown contingencies. Income derived from the pharmacies may be adversely affected by various changing local factors such as an increase in local unemployment, a change in the characteristics of the area, governmental regulations, various uninsurable risks and unforeseen changes in the industry. There can be no assurance that we will generate sufficient operating revenues to make rental payments under a lease agreement. Accordingly, in the event of a default in the payment of rentals, or any other default under a lease agreement, the lease agreement may be terminated and we would have no further right to occupy and operate the pharmacy being operated on such leased space. In addition, we will have normal business risks including disruptions from malfeasance or embezzlement by our employees or contractors, malfeasance or embezzlements at our contracted entities, if any, such as billing services and collection agencies, or lawsuits brought by third parties against us and/or any agent, employee, contractor, or person acting on our behalf. We also have general liability risks in that any of those types of disruptions could cause material change in our ability to operate profitably.

The Company will be subject to leasehold risks.

We will be subject to all of the risks inherent in being a tenant under a lease of real property, including risks of additional costs, delays, and possible complete loss of investment due to matters such as compliance with governmental laws and regulations, new or increased fees or charges imposed on leasehold improvements or ownership, toxic waste clean-up requirements, termination of the leasehold interest following a casualty or condemnation, new or increased real estate taxes, restrictive governmental rules or actions, and outside forces, such as flood or hurricanes, which may result in irreparable damage or insured losses and termination of the lease with respect to a pharmacy. The occurrence of any such events could have a material adverse effect on our operations.

The Company may be unable to survive technological advances.

Scientific and technological advances, new procedures, drugs, and preventative medicines may reduce utilization of our products and our future revenues. The development of certain pharmaceuticals may continue to be a significant factor in the utilization of pharmacies. Our ability to offer such services and products may be subject to the availability of pharmaceuticals or the ability to finance such operations.

Treatment of the Company as an affiliated service group for employee benefit plan purposes could have an adverse effect on the investors.

The IRS might assert that some or all of our stockholders constitute an “affiliated service group” for purposes of Section 414(m) of the Act. Under Section 414(m), all employees of the various entities in the affiliated service group will be treated as though they were employed by a single employer for purposes of the participation, anti-discrimination, vesting and benefit provisions of the law applicable to tax-qualified retirement plans. In such event, in order to remain tax-qualified, the employee benefit plans of each individual investor of the Company would have to satisfy certain tests. This determination would be made on the basis of the entire employee census of all employees of the affiliated service group, rather than on the basis of the employee census of the employees of the individual investors in the Company. Failure to satisfy such tests might result in the disqualification of some or all of the individual employee benefit plans of investors. There can be no assurance that the IRS will not assert that Section 414(m) is applicable to the Company. Accordingly, it is recommended that prospective investors consult with their personal attorneys, tax advisors, or pension advisors regarding this issue.

Environmental laws and regulations may have an adverse effect on the Company.

We may be susceptible to the practical, financial, and legal risks associated with the obligations imposed by applicable environmental laws and regulations. Such risks may (i) result in damage to individuals, property, or the environment; (ii) interrupt operations and/or increase their cost; (iii) result in legal liability, damages, injunctions, or fines; (iv) result in investigations, administrative proceedings, civil litigation, criminal prosecution, penalties, or other governmental agency actions; and (v) not be covered by insurance. There can be no assurance that we will not encounter such risks in the future, and such risks may result in material adverse consequences to the operations or financial condition of the Company.

The impact of health care reform on the Company’s business is uncertain.

Political, economic, and regulatory influences are subjecting physicians and other providers in the health care industry in the United States to fundamental changes. We anticipate that Congress and state legislatures will continue to review and assess alternative health care delivery and payment systems. Potential approaches that have been considered include mandated basic health care benefits, controls on health care spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, the creation of large insurance purchasing groups, pay for performance systems, and other fundamental changes to the health care delivery system. Private sector providers and payors have embraced certain elements of reform, resulting in increased consolidation of health care providers and payors as those providers and payors seek to form alliances in order to provide cost-effective, quality care. Legislative debate is expected to continue in the future, and we cannot predict what impact the adoption of any federal or state health care reform measures or future private sector reform may have on its business.

Our Company depends on a limited number of key personnel. The loss of any one of these individuals could disrupt our business.

Execution of operating plans is highly dependent upon the personal efforts and abilities of our senior executives, including our Chief Executive Officer, our Chief Financial Officer, and our Chief Operating Officer. We do not currently have employment or similar contracts with, or maintain key-person insurance on the lives of, any of our senior executives, and the loss of any one of them could significantly disrupt our business and our ability to implement our business plan.

The failure to retain key management personnel could adversely impact the Company.

Our success will depend in large part on our ability to attract and retain qualified managerial personnel. The inability to attract, retain, and motivate sufficient numbers of qualified management personnel could have a material adverse effect on the Company.

We may not be able to grow successfully through future acquisitions or successfully manage future growth, and we may not be able to effectively integrate the businesses we do acquire.

Our business strategy includes growth through the acquisitions of other businesses. We may not be able to identify attractive acquisition opportunities or successfully acquire identified targets. Furthermore, competition for acquisition opportunities may escalate, increasing our cost of making further acquisitions or causing us to refrain from making additional acquisitions. This strategy may require external financing, which we may not be able to secure at all, or on favorable conditions.

In addition, we may not be successful in integrating Preferred Rx or future acquisitions into our existing operations, which may result in unforeseen operational difficulties or diminished financial performance or require a disproportionate amount of our management’s attention. Even if we are successful in integrating Preferred Rx or future acquisitions, we may not derive the benefits, such as operational or administrative synergies, that we expected from such acquisitions, which may result in the commitment of our capital resources without the expected returns on such capital.

We may participate in strategic transactions that could impact our liquidity, increase our expenses and present significant distractions to our management.

From time to time we may consider strategic transactions, such as out-licensing or in-licensing of compounds or technologies, acquisitions of companies and asset purchases. Additional potential transactions we may consider include a variety of different business arrangements, including strategic partnerships, joint ventures, spin-offs, restructurings, divestitures, business combinations and investments. In addition, another entity may pursue us or certain of our assets or aspects of our operations as an acquisition target. Any such transactions may require us to incur non-recurring or other charges, may increase our near and long-term expenditures, may pose significant integration challenges, and may require us to hire or otherwise engage personnel with additional expertise, any of which could harm our operations and financial results. Such transactions may also entail numerous other operational and financial risks, including, among others, exposure to unknown liabilities, disruption of our business and diversion of our management’s time and attention in order to develop acquired products, product candidates or technologies or businesses.

As part of an effort to enter into any significant transaction, we must conduct business, legal and financial due diligence with the goal of identifying and evaluating material risks involved in the transaction. Despite our efforts, we may be unsuccessful in ascertaining or evaluating all such risks and, as a result, might not realize the expected benefits of any such transaction. If we fail to realize the expected benefits from any transaction we may complete, whether as a result of unidentified risks, integration difficulties, regulatory setbacks or other events, our business, results of operations and financial condition could be adversely affected. In addition, we may encounter difficulties and additional unexpected costs in combining the operations and personnel of any acquired businesses with our operations and personnel, or if we are unable to retain key employees of any acquired businesses.

If the Company fails to comply with laws and government regulations applicable to the Company, the Company could suffer sanctions, loss of reimbursement, and be required to dissolve or make significant changes to its operations.

There is no guarantee that significant new laws and regulations or interpretation of existing laws and regulations will not materially affect our ability to manage our operations profitably. Such material changes might result in short-term or long-term disruptions of the structure, additional capital investments, expensive fees, and or the permanent inability of the Company to generate income over expenses.

Federal Statutes and Regulations. Various federal laws impose penalties, including fines, civil monetary penalties, imprisonment, and termination of Medicare and/or Medicaid participation upon health care providers who receive any form of compensation or other inducement for referring a patient to a provider of health related services such as the Company. The Company does not intend to provide services or products to beneficiaries of federally-funded programs nor does the Company intend to submit claims for any such services. As a result, the federal self-referral law, commonly referred to as the “Stark Law,” (42 U.S.C. § 1395nn.) and the Federal Anti-Kickback Statute (42 U.S.C. § 1001.952) should not be applicable. In general, the Stark Law prohibits a physician who has a “financial relationship” with an entity from referring his or her Medicare or Medicaid patients to that entity for certain designated health services, including outpatient prescription drugs. Once a proscribed referral is made, the entity cannot submit a claim for payment for the services to the Medicare or Medicaid program or bill the patient or any other party for the services, unless an appropriate exception applies to protect the arrangement. In general, the Federal Anti-Kickback Statute prohibits anyone from knowingly and willingly offering, paying, soliciting, or receiving any remuneration in return for referring an individual to another person or entity for the furnishing, or the arranging for the furnishing of any item or service that may be paid in whole or in part by the Medicare, Medicaid, or a federal health care program. The Federal Anti-Kickback Statute creates liabilities for parties on both sides of an impermissible “kickback” transaction. Under the statute, remuneration can implicate the statute whether it is made in cash or in kind, directly or indirectly, overtly or covertly. The Federal Anti-Kickback Statute has been broadly interpreted to cover any transaction where “one purpose” of the remuneration is to induce referrals subject to the statute. The Federal Anti-Kickback Statute contain numerous exceptions, including certain “safe harbor” provisions, which set forth the requirements for arrangements that are deemed to not violate the statute. If the Company decided to provide services to federally-funded patients, it would do so only if it obtained a favorable legal opinion or advisory opinion that such services were in compliance with applicable federal laws and regulations. Since the Federal Anti-Kickback Statute applies to remuneration whether it is provided directly or indirectly, certain relationships among the parties could potentially be subject to challenge. Each investor should consult with legal counsel regarding the legality of this arrangement.

State Statutes and Regulations. Many states have specific statutes and regulations governing a physician’s ability to invest in another health care provider and/or a physician’s ability to refer patients to an entity in which the physician has a financial interest. In addition, many states require a physician to disclose to the individual that the physician has a financial interest in the health care entity and to inform the individual that the individual may choose to be referred to another health care entity. Some states require that such disclosure be made in writing. Some states also require the physician retain a copy of the notice.

Laws Governing the Use, Disclosure, Maintenance or Transmission and Privacy of Health Information. The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the Health Information Technology for Economic and Clinical Health (“HITECH”) Act contained in Public Law 111 005, requires compliance with standards for the exchange of use, disclosure, maintenance and transmission of health information with third parties, such as payors, business associates, and patients. These standards address common health care transactions (such as claims information, plan eligibility, payment information and the use of electronic signatures); unique identifiers for providers, employers, health plans, and individuals; security; privacy; and enforcement. The United States Department of Health and Human Services (“HHS”) has published final regulations for health care transactions (which became effective October 16, 2002), the privacy of individually identifiable health information (which became effective April 14, 2003), the security of health information (which became effective April 21, 2005), the HIPAA Privacy, Security, Enforcement & Breach Notification Final Omnibus Rule (which became effective March 26, 2012). HITECH broadened the scope of the HIPAA privacy and security regulations. HITECH extends the application of certain provisions of the security and privacy regulations to business associates (entities that handle protected health information on behalf of covered entities) and subjects business associates to civil and criminal penalties for violation of the regulations. In addition, a covered entity may be subject to penalties as a result of a business associate violating HIPAA, if the business associate is found to be an agent of the covered entity.

Covered entities must report breaches of unsecured protected health information to affected individuals without unreasonable delay but not to exceed 60 days of discovery of the breach by a covered entity or its agents. Notification must also be made to HHS and, in certain situations involving large breaches, to the media. HHS is required to publish on its website a list of all covered entities that report a breach involving more than 500 individuals. In its 2013 final rule, HHS modifies this breach notification requirement by creating a presumption that all non-permitted uses or disclosures of unsecured protected health information are breaches unless the covered entity or business associate establishes that there is a low probability the information has been compromised. Various state laws and regulations may also require us to notify affected individuals in the event of a data breach involving individually identifiable information.

HIPAA and HITECH require significant and costly standards for the Company. Violations of the HIPAA privacy and security regulations may result in civil and criminal penalties. The American Recovery and Reinvestment Act (“ARRA”) has strengthened the enforcement provisions of HIPAA, which may result in increased enforcement activity. For example, ARRA broadens the applicability of the criminal penalty provisions to employees of covered entities and requires HHS to impose penalties for violations resulting from willful neglect. Under ARRA, HHS is required to conduct periodic HIPAA compliance audits of covered entities and their business associates. HHS conducted compliance audits of 115 covered entities in 2012 and has announced its intent to conduct additional audits. In addition, ARRA authorizes state attorneys general to bring civil actions seeking either injunction or damages in response to violations of HIPAA privacy and security regulations that threaten the privacy of state residents. ARRA also significantly increases the amount of the civil penalties, with penalties of up to $50,000 per violation for a maximum civil penalty of $1,500,000 in a calendar year for violations of the same requirement. HITECH and the final Omnibus rule implements many of the ARRA enforcement requirements. In the rule, HHS removed the requirement that HHS attempt to resolve HIPAA violations through informal means, such as allowing a covered entity to implement a corrective action plan, prior to imposing penalties. Instead, HHS has the discretion to resolve violations by moving directly to impose monetary penalties. The HIPAA privacy regulations and security regulations have and will continue to impose significant costs on our Company in order to comply with these standards.

There are numerous other laws and legislative and regulatory initiatives at the federal and state levels addressing privacy and security concerns. We remain subject to any federal or state privacy-related laws that are more restrictive than the privacy regulations issued under HIPAA. These laws vary and could impose additional penalties.

We have identified material weaknesses in our and the predecessor company’s internal controls over financial reporting, and our business and stock price may be adversely affected if we do not adequately address those weaknesses or if we have other material weaknesses or significant deficiencies in our internal controls over financial reporting.

As previously disclosed in our filings with the SEC, as of December 31, 2013, previous management of the Company identified material weaknesses in our internal control over financial reporting, which is an integral component of our disclosure controls and procedures. Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

It was also determined that there were material weaknesses and significant deficiencies in Preferred Rx’s internal control over financial reporting as of December 31, 2013 and as of June 30, 2014. Preferred Rx was a private entity with limited accounting personnel and other supervisory resources to execute accounting processes and address internal controls over financial reporting. In particular, in connection with the audit of Preferred Rx’s financial statements for the year ended December 31, 2013 and the preparation of the financial statements for the six months ended June 30, 2014, Preferred Rx’s management and its independent registered public auditors identified material weaknesses relating to the failure to record certain entries and adjustments during the year and quarter end close processes, and to have appropriate procedures and controls in place around Preferred Rx’s information technology process. The material weaknesses resulted in several adjustments to the financial statements for the periods ended December 31, 2013 and June 30, 2014.

A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Our remediation efforts with respect to these weaknesses are continuing. As a result of these ongoing material weaknesses, our President and Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not sufficient as of June 30, 2014.

The existence of material weaknesses or significant deficiencies could result in errors in our financial statements, and substantial costs may be incurred and significant resources required to rectify any internal control deficiencies. If we cannot produce reliable financial reports, investors could lose confidence in our reported financial information, the market price of our stock could decline significantly, we may be unable to obtain additional financing to operate and expand our business, and our business and financial condition could be harmed.

Our management continues to work to strengthen our disclosure controls and procedures and internal control over financial reporting in connection with the material weaknesses identified by the previous management team. We intend to continue taking measures, including hiring competent employees and engaging outside professionals, as may be necessary and advisable, to assist us as we continue to address and rectify the material weaknesses.

In addition, we have designed and plan to implement as funds allow, and in some cases have already implemented, specific remediation initiatives which include:

●
We have hired a Chief Financial Officer with prior large public accounting firm experience auditing public companies and leading the finance function of public companies, which we believe will bring additional resources and expertise to address our more complex transactions to help develop accounting policies and procedures. His duties include the design and implementation of internal controls over financial reporting.

●	In September 2014, we hired a VP of Finance and a Controller.

●	We implemented procedures with respect to the proper communication, approval, and documentation and accounting review of contracts.

●	We continue to evaluate our accounting systems to determine appropriate enhancements for the combined entity.

●	We intend to strengthen information technology procedures and controls for the predecessor entity.

●
We intend to implement a new accounting policy setting forth specific requirements regarding supporting documentation standards and review and approval procedures for manual journal entries, including specifying the types and levels of review to be performed based on specifically defined criteria associated with the nature and magnitude of manual journal entries.

●
We implemented a Code of Business Conduct and Ethics designed to provide guidance in addressing potentially troublesome situations involving the Company; to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and; promote full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or furnish to, the Securities and Exchange and in other public communications made by the Company.

We believe the remediation steps outlined above, which in some cases have already been implemented, have improved and will continue to improve the effectiveness of our internal control over financial reporting. However, we have not completed all of the corrective processes and procedures identified above. Accordingly, as we continue to monitor the effectiveness of our internal control over financial reporting in the areas affected by the material weaknesses described above, we will perform additional procedures prescribed by our management, including the use of manual mitigating control procedures, and will employ any additional tools and resources deemed necessary to provide assurance that our financial statements continue to be fairly stated in all material respects.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information and financial data discussed below is derived from the audited financial statements of Preferred Rx (the predecessor company) for its fiscal years ended December 31, 2013 and 2012 and the unaudited condensed financial statements of Preferred Rx for the fiscal periods ended June 30, 2014 and 2013. The financial statements of Preferred Rx were prepared and presented in accordance with generally accepted accounting principles in the United States. The information and financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes of Preferred Rx contained elsewhere in this Report. The financial statements contained elsewhere in this Report fully represent Preferred Rx’s financial condition and operations; however, they are not indicative of the Company’s future performance. Where appropriate for a more complete understanding of the business of the Company following the acquisition of Preferred Rx, we have indicated certain information with respect to the Company. See “Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results may differ materially from those discussed in these forward-looking statements due to a number of factors, including those set forth in the section entitled “Risk Factors” and elsewhere herein.

Overview

The Company was organized on September 9, 2009, as a Nevada corporation. On December 19, 2013, Titan Partners, LLC entered into a stock purchase agreement with former shareholders of the Company for the sale and purchase of 9,892,956 shares, or 98.92% of the then issued and outstanding common stock of the Company. After the completion of our forward stock split Titan Partners, LLC owned 132,501,306 shares of our common stock. Since our organization, we have not conducted any operations.

On September 30, 2014 (the “Closing Date”), the Company closed a transaction (the “Share Purchase”), pursuant to which SMSA acquired 100% of the issued and outstanding equity securities of Preferred Rx, LLC in exchange for cash and contingent consideration. Upon consummation of the Share Purchase, Preferred Rx became a 100% wholly-owned subsidiary of SMSA.

As a result of this acquisition, the Company ceased to be a shell company under the applicable rules of the Exchange Act, and is now a holding company which operates through its subsidiary Preferred Rx. Preferred Rx has historically been a closed door pharmaceutical company focused on providing pharmacy services to medical facilities and patients of such facilities, particularly with respect to compounding prescriptions.

We are in the process of changing the name of the Company to “Titanium Healthcare”. We will, when permissible, following the expiration of the 20-day period mandated by Regulation 14C of the Exchange Act and the provisions of the Nevada Revised Statutes, file the certificate of amendment with the Nevada Secretary of State's Office. The certificate of amendment will become effective upon such filing and the we anticipate that such filing will occur approximately 20 days after an Information Statement is first mailed to our shareholders.

Our current business plan is to acquire, develop, and operate pharmacies in various states across the United States, including, but not limited to Texas, Arizona, Maryland, New York, New Jersey, Connecticut, Massachusetts, District of Columbia, Virginia, Ohio, Illinois and Georgia. The acquisition of Preferred Rx is the first acquisition we effected pursuant to this business plan. Any pharmacy we acquire will most likely not continue to operate as it did prior to the acquisition by the Company. It is our intention such pharmacies will fill prescriptions primarily for non-sterile compounding medications. Compounding medications are “made from scratch” – individual ingredients are mixed together to create individual formulations targeting specific conditions. For example, we expect to compound transdermal pain creams, wound creams, burn creams, and migraine masks, using FDA-approved ingredients. Each of these compounded formulations include medications with alternative dosage strengths or unique dosage forms (such as topical creams or gels, suspensions or solutions with more tolerable drug delivery vehicles). We anticipate our owned and operated pharmacies will only fill individual patient prescriptions.

Once we begin generate revenue by filling prescriptions, our plan is to retain the maximum amount of our earnings until we have at least $100 million in undepreciated net tangible assets. Retention of earnings is necessary to satisfy certain state-specific valuation thresholds that enable physicians to invest in public companies to which they refer patients. Notwithstanding the foregoing, the pharmacies owned and operated by us will not fill prescriptions referred by physician-shareholders unless such physician referral is permitted under applicable state and federal law. We do not intend to accept or fill prescriptions for any federally-funded beneficiaries until we have achieved (i) at least $50 million in undepreciated net tangible assets and (ii) shareholder equity exceeding $75 million. Our business plan also includes building a network of physicians, other providers, and distributors that can collaborate in the delivery of quality healthcare.

We believe that the compounding pharmacy will play a substantial role in prescription drug abuse prevention by offering alternatives to oral medicines. We expect to expand our “prevention platform” to include other services and products that play a role in the prevention of prescription drug abuse. Specifically, these services could include pharmacy tracking softwares, toxicology laboratories, and pharmacogenomic testing. In the future, we anticipate entering additional business segments of predictive healthcare related services such as nutraceuticals, cosmeceuticals, pathology laboratories, risk factor testing, surgical hardware, biologics, and other lines devoted to the improvement of patient care.

Going Concern

The Company has no post-bankruptcy operating history, limited cash on hand, and has a business plan with inherent risk. Because of these factors, the Company’s 2013 annual financial statements included a statement describing going concern status. This means substantial doubt regarding the Company’s ability to continue as a going concern existed as of the date of the issuance of the financial statements on April 24, 2014.

On March 10, 2014, the Company commenced a private placement of its shares of unregistered common stock pursuant to the exemption provided in Section 4(a)(2) of the Securities Act, as amended, and Rule 506(b) of Regulation D promulgated thereunder, to a class of accredited investors who have an interest in or an understanding of the pharmacy industry as described further below (the “Private Placement”). The Company seeks to raise $5,375,000 through this Private Placement to fund operations.

During the Private Placement, the Company increased its number of authorized shares of common stock from 100,000,000 to 250,000,000, which was completed on June 4, 2014, and the Company then completed a 13.3935 to 1 forward stock split on July 10, 2014. As part of the ongoing Private Placement, as of June 30, 2014 the Company had received signed subscription agreements from 60 investors raising $446,402 in capital, and the Company had 142,861,138 shares of its common stock outstanding, with a par value of $0.001, of which 8,926,031 shares were sold in the Private Placement. As of October 3, 2014 the Company has received signed subscription agreements from 143 investors raising $1,008,484 in capital, resulting in a total of 154,103,823 shares of its common stock outstanding, with a par value of $0.001, of which 20,168,716 shares were sold in the Private Placement. The impact of the forward stock-split has been reflected retrospectively in all periods and notes in this filing.

The Company’s business plan and pharmacy operations could require capital for additional acquisitions, and is expected to require capital for licensing, permits, and accreditation from various federal and state agencies as a condition to beginning its operations including, but not limited to, licensure by state pharmacy boards. The process will include certain license applications or the acquisition of pharmacy operations with the appropriate licenses, permits or accreditations. The development and operations of the Company could be adversely affected by the failure or inability to obtain the necessary approvals, changes in standards applicable to such approvals, and possible delays and expenses associated with obtaining such approvals. There is no assurance that the Company will be successful in obtaining such licenses and permits.

The Company's ultimate continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis. The Company faces considerable risk in its business plan and a potential shortfall of funding due to potential inability to raise capital in the private placement. If adequate operating capital and/or cash flows are not received during the next twelve months, the Company could become dormant until such time as necessary funds are raised.

There can be no assurance that such financing will be available, or, if available, the financing will be on terms satisfactory to the Company. If financing is needed, but is not available, the Company may not be able to operate successfully and any investment made in it may be lost.

Results of Operations of Preferred Rx

For the Years Ended December 31, 2013 versus December 31, 2012

Net revenues of Preferred Rx for the year ended December 31, 2013 were $2,587,233 compared to $2,421,071 for the year ended December 31, 2013. This $166,162 increase was primarily due to additional services provided to On Call customers over the prior year.

Personnel expenses of $2,163,407 were $320,397 higher than the prior year period amount of $1,843,010, primarily due to the addition of variable direct labor associated with the additional services provided to On Call pharmacy customers and unfavorable mix toward higher skilled pharmacists and wage premiums to the higher skilled employees to cover less desirable shifts.

Selling, general and administrative (SG&A) expenses of $238,825, were flat when compared to the prior year period.

For the Six Months Ended June 30, 2014 versus June 30, 2013

Net revenues of Preferred Rx for the six months ended June 30, 2014 were $1,716,940 compared to $1,312,079 for the six months ended June 30, 2013. This $404,861 increase was primarily due to the additional services provided to On Call pharmacy customers.

Personnel expenses of $1,456,021 were $331,338 higher than the comparable prior year period amount of $1,124,683, primarily due to the addition of variable direct labor associated with additional services for On Call pharmacy customers and unfavorable mix toward higher skilled pharmacists and wage premiums to the higher skilled employees to cover less desirable shifts.

SG&A expenses of $114,374, were up slightly when compared to the comparable prior year period due primarily to increased software and technology costs.

Liquidity and Capital Resources

The Company currently has limited cash on hand, no operating assets, and a business plan with inherent risk. Because of these factors, the Company’s auditors have issued an audit opinion on the Company’s financial statements which includes a statement describing our going concern status. This means, in the auditor’s opinion, substantial doubt about our ability to continue as a going concern exists at the date of their opinion.

Through the acquisition of Preferred Rx, which has positive operating cash flows, along with our engagement in a series of private placements of equity securities, we believe we will raise sufficient capital to continue to implement our business plan. Furthermore, we have historically met our capital requirements through short-term and long-term borrowings and capital contributions from our majority stockholder. Once our business plan is fully implemented, we anticipate we will be able to provide the necessary liquidity from our cash on hand, and cash flow from operations; however, if we do not generate sufficient cash flow from operations, we may attempt to continue to finance our operations through equity and/or debt financings.

It is the belief of management and our majority stockholder that this plan will provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, there is no legal obligation for either management or a significant stockholder to provide funding in the future. Further, we are at the mercy of future economic trends and business operations of our majority stockholder to have the resources available to support the Company. We may also experience difficulty in implementing our business plan, which will have a significant adverse impact on the Company’s liquidity and capital resources.

Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we might seek to compensate providers of services by issuances of stock in lieu of cash.

Cash Flows of Preferred Rx

For the Years Ended December 31, 2013 versus December 31, 2012

Operating cash flows for Preferred Rx for the year ended December 31, 2013 were $190,316, which is $80,846 lower than the prior year due to higher personnel expenses associated with the additional services provided to On Call pharmacy customers.

Investing activities for both the years ended December 31, 2013 and 2012 primarily related to capital expenditures to make modifications and enhancements to software used to support the On Call business.

Financing activities included $156,230 and $69,228 in payments to member loans for the years ended December 31, 2013 and 2012, respectively, and $224,010 in distributions to member owners during the prior year.

For the Six Months Ended June 30, 2014 versus June 30, 2013

Operating cash flows for Preferred Rx for the six months ended June 30, 2014 were $104,687, which was $13,887 higher than the prior year period due to higher sales offset slightly by increased personnel expenses.

Investing activities for both the six months ended June 30, 2014 and 2013 primarily related to capital expenditures to make modifications and enhancements to software used to support the On Call business.

Financing activities included $82,000 in distributions to member owners during the six months ended June 30, 2014 and $43,829 in payments to member loans in the prior year.

Off-Balance Sheet Arrangements

We currently do not have any off-balance sheet arrangements

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in our financial statements. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would affect our results of operations, financial position or liquidity for the periods presented in this report.

DESCRIPTION OF PROPERTY

We do not own any real property. We lease approximately 16,750 square feet of office space located at 610 Coit Road, Plano, Texas. In addition, Preferred Rx leases approximately 5,004 square feet of pharmaceutical space located at 1221 Corporate Drive, Arlington, Texas.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of our common stock outstanding as of October 3, 2014.

Title or Class of Securities	Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership	Percentage

Common	Titan Partners, LLC 610 Coit Road, Suite 170 Dallas, Texas 75075	132,501,306	86.0%

Common	Titan Partners Management, LLC(2) 6565 West Loop South, Suite 110 Bellaire, Texas 77401	132,501,306	86.0%

Common	Kamran Nezami(3) 6565 West Loop South, Suite 110 Bellaire, Texas 77401	132,501,306	86.0%

1.
Under applicable SEC rules, a person is deemed the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security. Under SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

2.	Titan Partners Management, LLC is the majority owner of Titan Partners, LLC and may therefore be deemed to be a beneficial owner of the common stock held by Titan Partners, LLC.

3.	Kamran Nezami is the manager of Titan Partners Management, LLC and may therefore be deemed to be a beneficial owner of the common stock held by Titan Partners, LLC.

Security Ownership of Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of the Record Date by (1) each executive officer of the Company, (2) each current director and (3) all directors and executive officers of the Company as a group.

Title or Class of Securities	Name of Beneficial Owner1	Amount of Beneficial Ownership	Percentage

Common	Kamran Nezami2	132,501,306	86.0%

All Directors and Executive Officers		132,501,306	86.0%

1.
Under applicable SEC rules, a person is deemed the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security. Under SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

2.
Kamran Nezami is a member of our Board of Directors and the Chairman of the Board. Mr. Nezami participates in the management of Titan Partners, LLC, our majority stockholder, and may therefore be deemed to be a beneficial owner of the common stock held by Titan Partners, LLC.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

Kamran Nezami. Mr. Nezami, a member of our Board of Directors and Chairman of the Board of Directors, currently serves as the Chief Executive Officer and on the Board of Managers of HealthScripts Specialty Pharmacy. Mr. Nezami also serves as the Chief Executive Officer of Global Molecular Labs, LLC, a clinical laboratory, and In-Office Physician Management Services, LLC, a management services company. In addition, Mr. Nezami serves as the chief executive officer of several other pharmacies in various locations across the United States. In these various roles, Mr. Nezami is responsible for the overall development and implementation of the strategic vision and operating initiatives that drives each of the businesses. Mr. Nezami is 44 years old.

James York. Effective July 9, 2014, the Board of Directors appointed James York as the Company’s Chief Executive Officer and President. The Board of Directors also appointed Mr. York as a director of the Company effective July 9, 2014. Mr. York most recently served as the President of National Sales and Distribution for Healthscripts Management Services, a management company overseeing Healthscripts Specialty Pharmacy; Global Molecular Labs, and Titan Genomix. Prior to that Mr. York was VP of Sales for Orthofix from 2010 through 2013. From 2006 to 2010, Mr. York was President and CEO of MY Spine Team. Mr. York previously spent over four years as an options and equity trader for Southwest Securities, Inc. and has participated as an investor in five start-up healthcare businesses with operations in clinical research, data management, networking, and neuro-monitoring. Mr. York is a graduate of East Tennessee State University and is 37 years old.

Chuck Talley. On June 19, 2014, the Board of Directors of the Company appointed Chuck Talley as Chief Financial Officer (“CFO”), Secretary, and Treasurer, effective June 19, 2014. Mr. Talley has held CFO, controller or external auditor positions with public companies for over 10 years. Most recently, Mr. Talley was the Corporate Controller for Tandy Brands Accessories, Inc. from October 2008 to February 2011, when he was appointed as Corporate Vice President and Chief Accounting Officer. Mr. Talley served as the Chief Financial Officer for Tandy Brands Accessories, Inc. from May 2012 through November 2013. Prior to Tandy Brands Accessories, Inc., Mr. Talley was a senior audit manager at PricewaterhouseCoopers, LLP, where he performed financial statement integrated audits for public companies such as Flowserve, Greyhound, Stroud Energy, Craftmade International, Bombay Companies, and others. Mr. Talley is skilled at building and leading finance departments under the regulatory compliance environment required for publicly traded companies. Mr. Talley received his Bachelor of Business Administration in Accounting from Sam Houston State University and has been a Texas certified public accountant since 2003. Mr. Talley is 37 years old.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

(i)    any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(ii)   any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(iii) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities;

(iv) or being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Committees

We currently have not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Audit Committee Financial Expert

We have no separate audit committee at this time. The entire Board of Directors oversees our audits and auditing procedures. The Board of Directors has at this time not determined whether any director is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Code of Ethics

We have adopted a written code of ethics (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We believe the Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

EXECUTIVE COMPENSATION

Executive Compensation

No director, officer or employee of the Company received compensation during the Company’s fiscal years ended December 31, 2013 and 2012.

In addition, neither the managing director of Preferred Rx nor any person who might have been considered a named executive officer of Preferred Rx received any compensation during the fiscal years ended December 31, 2013 and 2012.

After the Closing Date, Mr. York and Mr. Talley will be the named executive officers of the Company. Mr. York will receive an annual base salary of $180,000, subject to adjustment as the Board of Directors deems appropriate in its discretion. In addition, Mr. York will be eligible to receive cash bonuses beginning in the Company’s 2014 fiscal year. The amount of the cash bonus payment will be linked to the Company’s performance according to certain predetermined performance criteria established by the Compensation Committee. A minimum threshold level of performance must be achieved or no cash bonus will be paid with respect to such performance period.

After the Closing Date, Mr. Talley will receive an annual base salary of $175,000, subject to adjustment as the Board of Directors deems appropriate in its discretion.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, DIRECTOR INDEPENDNCE

Certain Relationships and Related Transactions

SEC rules require us to disclose any transaction or currently proposed transaction in which we are a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of the last two completed fiscal years. A related person is any executive officer, director, nominee for director or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

On February 21, 2014, we executed a commercial real estate lease with GML Holdings, LP. The term of the lease is for a period of five years, commencing on February 21, 2014, and expiring June 30, 2019. The basic rent for the initial term of the lease is equal to $10,000 per month plus additional rent, which includes all other charges and expenses related to the premises (e.g., taxes, charges for utilities and services used or consumed in the premises, and the landlord’s share of assessments, dues, fees and charges as they relate to the premises). The general partner of GML Holdings, LP is GML Holdings Management, LLC. Kamran Nezami, our Chairman of the Board of Directors, also participates in the management of GML Holdings Management, LLC.

In December 2013, Titan Partners, LLC, our majority shareholder, paid $41,057 of legal fees to further develop the Company’s current business plan. This amount has been reflected in our financial statements as a loan due to shareholder. The amount due to the majority shareholder is unsecured, non-interest bearing, and due on demand.

From January 2014 through June of 2014, a related party, Healthscripts Management Services, LLC (“HMS”) performed all administrative functions for the Company. Our Chairman of the Board of Directors, Kamran Nezami, also participated in the management of HMS through July 2014. Through June 30, 2014, HMS incurred $237,012 in expenses to develop the Company’s business plan. There were no management fees or mark-ups paid by the Company to HMS for these services. These expenses are included in our financial statements as an amount due to related party.

The Company has had no transactions with any promoter or promoters since its inception. Nothing of value, including money, property, contracts, options or rights of any kind has been received or will be received by a promoter, director or indirectly from the Company which is not disclosed.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the Board of Directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

LEGAL PROCEEDINGS

We are not a party to and none of our property is subject to any material pending or threatened legal, governmental, administrative or judicial proceedings. Except as set forth in our discussion above in “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, DIRECTOR INDEPENDNCE” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public trading market for our securities and there has been no material trading in our common stock over the past two fiscal years. We intend to seek to make our shares of common stock eligible for quotation on the OTC Bulletin Board or another exchange once we become an operating company. No assurance can be given that an active market for our shares will develop after we become an operating company.

Penny Stock

Our common stock is subject to provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The Company is subject to the SEC’s penny stock rules.

Since our common stock will be deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker- dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are persons with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade or maintain a market in our common stock and may affect the ability of our shareholders to sell their shares of common stock.

Transfer Agent

We have engaged Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034 (telephone number (469)633.0100) as our transfer agent.

Holders

As of October 3, 2014, there were 154,103,823 shares of our common stock issued and outstanding, held by approximately 143 stockholders of record.

Dividends

We have not paid dividends on our shares of common stock and do not expect to declare or pay dividends on our common stock in the foreseeable future. We intend to retain earnings, if any, in accordance with our business plan to satisfy regulatory requirements and for expansion of our business. Our future dividend policy will be subject to the discretion of our Board of Directors.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has no shares reserved or authorized for issuance under any equity compensation plan.

Restrictions Related to Reliance on Rule 144 by Shell Companies or Former Shell Companies

In 2008 amendments to Rule 144 became effective. Under these amendments, a person who has beneficially owned restricted shares of unregistered stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the issuer at the time of, or at any time during the three months preceding a sale, (ii) the issuer is subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale, and (iii) if the sale occurs prior to satisfaction of a one-year holding period, the issuer provides current information at the time of sale.

Persons who have beneficially owned restricted shares for at least six months but who are also affiliates of the issuer at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, the issuer is subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Historically, however, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 14 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, stockholders who hold our restricted securities will not be able to sell such shares without registration for a period of one year following the date on which we cease to be a shell company.

RECENT SALES OF UNREGISTERED SECURITIES

On March 10, 2014, the Company commenced a private placement of unregistered common stock pursuant to the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved. In connection with this private placement, the Company has sold the following shares:

On April 4, 2014, the Company issued 600,006 shares of common stock for an aggregate purchase price of $30,000 to six accredited investors.

On May 30, 2014, the Company issued 3,200,021 shares of common stock for an aggregate purchase price of $160,000 to twenty-one accredited investors.

On June 6, 2014, the Company issued 475,005 shares of common stock for an aggregate purchase price of $23,750 to five accredited investors.

On June 11, 2014, the Company issued 2,700,014 shares of common stock for an aggregate purchase price of $135,001 to thirteen accredited investors.

On June 17, 2014, the Company issued 1,050,003 shares of common stock for an aggregate purchase price of $52,500 to six accredited investors.

On June 30, 2014, the Company issued 901,013 shares of common stock for an aggregate purchase price of $45,052 to nine accredited investors.

On July 18, 2014, the Company issued 900,006 shares of common stock for an aggregate purchase price of $45,000 to eight accredited investors.

On August 1, 2014, the Company issued 300,001 shares of common stock for an aggregate purchase price of $15,000 to three accredited investors.

On August 5, 2014, the Company issued 100,000 shares of common stock for an aggregate purchase price of $5,000 to one accredited investor.

On August 13, 2014, the Company issued 150,000 shares of common stock for an aggregate purchase price of $7,500 to two accredited investors.

On August 15, 2014, the Company issued 1,500,001 shares of common stock for an aggregate purchase price of $75,050 to six accredited investors.

On August 21, 2014, the Company issued 600,000 shares of common stock for an aggregate purchase price of $30,000 to five accredited investors.

On September 5, 2014, the Company issued 700,001 shares of common stock for an aggregate purchase price of $35,000 to seven accredited investors.

On September 17, 2014, the Company issued 2,275,000 shares of common stock for an aggregate purchase price of $113,750 to seven accredited investors.

On September 24, 2014, the Company issued 1,640,000 shares of common stock for an aggregate purchase price of $82,000 to sixteen accredited investors.

On September 29, 2014, the Company issued 100,000 shares of common stock for an aggregate purchase price of $5,000 to one accredited investor.

On September 30, 2014, the Company issued 552,645 shares of common stock for an aggregate purchase price of $27,632 to eight accredited investors.

On October 1, 2014, the Company issued 675,000 shares of common stock for an aggregate purchase price of $33,750 to six accredited investors.

On October 2, 2014, the Company issued 200,000 shares of common stock for an aggregate purchase price of $10,000 to one accredited investor.

On October 3, 2014 the Company issued 1,550,000 shares of common stock for an aggregate purchase price of $77,500 to twelve accredited investors.

DESCRIPTION OF SECURITIES

Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock and 10,000,000 shares of preferred stock. Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. No stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and no stockholder has any right to convert the common stock into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. Subject to the rights of the holders of the preferred stock, if any, our common stockholders are entitled to dividends when, as and if declared by our Board of Directors from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to stockholders. We do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

Pursuant to our Articles of Incorporation, our Board of Directors has the authority, without further stockholder approval, to provide for the issuance of up to 10,000,000 shares of our preferred stock in one or more series and to determine the dividend rights, conversion rights, voting rights, rights in terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series. Our Board of Directors has the power to afford preferences, powers and rights (including voting rights) to the holders of any preferred stock preferences, such rights and preferences being senior to the rights of holders of common stock. No shares of our preferred stock are currently outstanding. Although we have no present intention to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of our company.

Provisions Having A Possible Anti-Takeover Effect

Our Articles of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by our board and to discourage certain types of transactions which may involve an actual or threatened change of our control. Our Board of Directors is authorized to adopt, alter, amend and repeal our Bylaws or to adopt new Bylaws. In addition, our Board of Directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. The issuance of our preferred stock or additional shares of common stock could adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in our control.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under Sections 78.751, 78.7502 and 78.752 of the Nevada Revised Statues, the Company has broad powers to indemnify and insure its Directors and officers against liabilities they may incur in their capacities as such. Section 8 of our Bylaws implements the indemnification and insurance provisions permitted by Chapter 78 of the Nevada Revised Statutes by providing that:

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The Company must indemnify its Directors to the fullest extent permitted by the Nevada Revised Statutes and may, if and to the extent authorized by the Board of Directors, so indemnify its officers and any other person whom it has power to indemnify against liability, reasonable expense or other matter whatsoever.

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The registrant may at the discretion of its Board of Directors purchase and maintain insurance on behalf of the registrant and any person whom it has power to indemnify pursuant to law, its Articles of Incorporation, its Bylaws or otherwise.

These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s Directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Article VII of our Articles of Incorporation provides that the Company will indemnify our Directors and officers to the fullest extent permitted by the Nevada Revised Statutes. Article VIII of our Articles of Incorporation provides that none of our Directors or officers shall be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director or officer provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Accordingly, our Directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada Revised Statutes, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided. Limitations on liability provided for in our Articles of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director’s responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and Directors. The inclusion of these provisions in our Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against our Directors and may discourage or deter stockholders or management from bringing a lawsuit against Directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company, of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

All necessary disclosures regarding changes in and disagreements with accountants have been previously reported by the Company in our Form 8-K’s and filed with the Securities and Exchange Commission.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 2.01 under the caption “Recent Sales of Unregistered Securities” is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, Waiver of the Code of Ethics.

On July 1, 2014, our Board of Directors adopted a Code of Ethics that applies to its executive officers and directors. A copy of the Code of Ethics is filed as Exhibit 14.1 to this Current Report, which is incorporated by reference herein.

Item 5.06 Change in Shell Company Status.

To the extent that we have been deemed to be a shell company prior to the closing of the Share Purchase, reference is made to the disclosure set forth under Item 2.01 of this Current Report, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

As a result of our acquisition of Preferred Rx, the Audited Consolidated Financial Statements for the years ended December 31, 2013 and 2012 for Preferred Rx are included as Exhibit 99.1 to this Current Report. Unaudited Consolidated Financial Statements for the six months ended June 30, 2014 and 2013 for Preferred Rx are included as Exhibit 99.2 to this Current Report.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed combined financial information for the fiscal year ended December 31, 2013, and as of and for the six month period ended June 30, 2014 is attached as Exhibit 99.3 to this Current Report. Financial information for SMSA is incorporated by reference from Forms 10-K, 10-K/A and 10-Q, filed with the SEC on April 24, 2014, September 10, 2014 and September 15, 2014, respectively. The unaudited pro forma information below gives effect to the Share Purchase between SMSA Gainesville Acquisition Corp. and Preferred Rx, LLC as if it had been consummated as of January 1, 2013 for the unaudited pro forma condensed combined statements of operations and as of June 30, 2014 for the unaudited pro forma condensed combined balance sheet. The unaudited pro forma information has been derived from the historical Financial Statements of these two companies. The unaudited pro forma information is for illustrative purposes only. You should not rely on the unaudited pro forma financial information as being indicative of the historical results that would have been achieved had the acquisition occurred in the past or the future financial results that the registrant will achieve after the acquisition.

(d) Exhibits.

Certain of the agreements filed as exhibits to this Report contain representations and warranties by the parties to the agreements that have been made solely for the benefit of the parties to the agreement. These representations and warranties:

•	may have been qualified by disclosures that were made to the other parties in connection with the negotiation of the agreements, which disclosures are not necessarily reflected in the agreements;
•	may apply standards of materiality that differ from those of a reasonable investor; and
•	were made only as of specified dates contained in the agreements and are subject to subsequent developments and changed circumstances.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date that these representations and warranties were made or at any other time. Investors should not rely on them as statements of fact.

The Share Purchase was accounted for as a business combination, wherein SMSA is considered the acquirer for accounting and financial reporting purposes. The statement of operations reflects the activities of Preferred Rx (the predecessor) for the fiscal years ending December 31, 2013 and 2012, and six month periods ended June 30, 2014 and 2013. Upon consummation of the Share Purchase, Preferred Rx became a 100% wholly-owned subsidiary of SMSA.

Exhibit No.	Description
2.1	Share Purchase Agreement, dated September 30, 2014, by and among SMSA Gainesville Acquisition corp., Preferred Rx, LLC, and the Shareholders of Preferred Rx*
3.1	Articles of Incorporation of SMSA Gainesville Acquisition Corp. (1)
3.2	Amendment No. 1 to Articles of Incorporation*
3.3	Bylaws of SMSA Gainesville Acquisition Corp. (1)
10.1	Lease Agreement, dated February 21, 2014, between GML Holdings, LP and SMSA Gainesville Acquisition Corp. (2)
10.2	Lease Agreement, dated July 23, 2007, between Preferred Rx, LLC and Oak Hollow Partners LLC*
14.1	Code of Ethics*
99.1	Audited Financial Statements of Preferred Rx, LLC for the years ended December 31, 2013 and 2012
99.2	Unaudited Financial Statements of Preferred Rx, LLC for the six months ended June 30, 2014 and 2013
99.3
Unaudited combined condensed pro forma balance sheet as of June 30, 2014 and combined income statements financial information as of and for the fiscal year ended December 31, 2013 and the six months ended June 30, 2014 and the notes related thereto

(1) Incorporated by reference to our Form 10-12G filed with the SEC on October 21, 2009.
(2) Incorporated by reference to our Form 8-K filed with the SEC on February 27, 2014.
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMSA GAINESVILLE ACQUISITION CORP.

Dated: October 6, 2014	By:	/s/ James York
James York
President and CEO